Exhibit 10.29

MASTER LEASE AGREEMENT

This Master Lease Agreement (the "Lease") is made the 5th day of November, 2008 between Leasing Technologies International, Inc., with its principal office at 221 Danbury Road, Wilton, CT 06897 (the "Lessor"), and NeoGenomics, Inc., a Florida Corporation, with its principal office at 12701 Commonwealth Drive, Suite 9, Fort Myers, FL 33913 (the "Lessee"). The parties hereto agree as follows:

1.	Lease:

This Lease establishes the general terms and conditions by which Lessor may lease to Lessee the Equipment (the "Equipment") listed on each Equipment Schedule executed periodically pursuant to this Lease. Each such Equipment Schedule shall incorporate by reference the terms of this Lease, and shall be a separate lease agreement as to the Equipment listed thereon for all purposes, including default. In the event of any conflict between the terms and conditions of this Lease and the terms and conditions of any Equipment Schedule(s) or Rider(s) thereto, the terms and conditions of such Equipment Schedule(s) or Rider(s) shall prevail.

2.             Definitions:

(a) The "Installation Date" means the date determined in accordance with the applicable Equipment Schedule.

(b) Intentionally omitted.

(c) The "Daily Rental" means 1/30th of the amount set forth as the monthly rental in the applicable Equipment Schedule.

3.	Term of Lease:

The term of this Lease, as to all Equipment designated on any Equipment Schedule, shall commence on the Installation Date for such Equipment, and shall continue for an initial period ending that number of months as is specified on the applicable Equipment Schedule from the Installation Date for the last item of Equipment to be installed (the "Initial Term"). The term of this Lease for all such Equipment shall be automatically extended for successive monthly periods until terminated in accordance with this Lease. Any termination shall be effective only on the last day of the Initial Term or the last day of any such successive period.

4.	Rental:

The monthly rental payable hereunder is as set forth in the Equipment Schedule(s). Rental shall begin to accrue on the Installation Date for each item of Equipment and shall be due and payable by Lessee in advance on the first day of each month. Lessor or its Assignees shall, at its option, have the right to automatically transfer funds from Lessee’s bank account to pay the Monthly Rental and any other amounts due hereunder on the date such amounts become due. Lessee shall, at Lessor’s request, execute such document as Lessor, or Lessee’s bank, may reasonably request in order to implement such transfer. In addition to the monthly rental set forth in the Equipment Schedule(s), Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease or on the Equipment or on its purchase for lease hereunder, or on its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith which are attributable to Lessee's negligence or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Personal property taxes assessed on the Equipment during the term hereof shall be paid by Lessee. Lessee agrees that Lessor, or Lessor's agent may file all required property tax returns and reports and pay all taxes thereon pertaining to the Equipment. In such event, Lessee shall reimburse Lessor or Lessor’s agent for all costs and expenses incurred in connection therewith. If requested by Lessor, Lessee agrees to file, on behalf of Lessor, all required property tax returns and reports concerning the Equipment with all appropriate governmental agencies, and, within not more than thirty (30) days after the due date of such filing to send Lessor confirmation of such filing.

Interest on any past due payments, including but not limited to administrative charges and any other charges or fees arising out of or related to this Lease, shall accrue at the rate of 1 1/2% per month, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

5.	Installation, Use and Quiet Possession of Equipment:

(a) Lessee, at its own expense, will provide the required suitable electric current to operate the Equipment and appropriate installation facilities as specified by the manufacturer.

(b) Any equipment, cards, disks, tapes or other items not specified in the Equipment Schedule(s) which are used on or in connection with the Equipment must meet the specifications of the manufacturer and shall be acquired by Lessee at its own expense.

(c) Lessee shall use the Equipment solely in connection with Lessee's business and for no other purpose. Subject to the preceding sentence, Lessee shall be entitled to unlimited usage of the Equipment without extra charge by Lessor.

(d) Unless otherwise set forth in the applicable Equipment Schedule, Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the applicable Equipment Schedule without the prior written consent of Lessor.

(e) After prior notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment, provided such alterations or attachments do not interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain any maintenance contracts that may be applicable pursuant to Section 5(h) hereof. The manufacturer or other organization selected by Lessee and approved in writing by Lessor to maintain the Equipment ("Maintenance Organization") may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. All such alterations and attachments shall be and become the property of Lessor or, at the option of Lessee, shall be removed by Lessee and the Equipment restored, at Lessee's expense, to its original condition as of the Installation Date thereof, reasonable wear and tear only excepted, and upon the removal and restoration, the alteration and/or attachment which was made by Lessee shall become the property of Lessee.

(f) So long as Lessee is not in default hereunder, neither Lessor nor any party claiming through or under Lessor shall interfere with Lessee's use or possession of any Equipment during the term of this Lease.

(g) Lessee shall, during the term of this Lease, at its expense, keep the Equipment in good working order and condition and make all necessary adjustments, repairs and replacements and shall not use or permit the Equipment to be used in any manner or for any purpose for which, in the opinion of the manufacturer, the Equipment is not designed or reasonably suitable.

(h) If mutually agreed to by Lessor and Lessee and specified in the applicable Equipment Schedule, Lessee shall, during the term of such Equipment Schedule, at its own expense, enter into and maintain in force a contract with the manufacturer or the Maintenance Organization covering at least prime shift maintenance of each item of Equipment. Such contract shall commence upon expiration of the manufacturer's warranty period, if any, relating to such item. If applicable, Lessee shall furnish Lessor with a copy of such contract(s).

(i) At the termination of the applicable Equipment Schedule, Lessee at its expense shall return, if permitted by the applicable Equipment Schedule, not less than all the Equipment subject thereto to Lessor (at the location designated by Lessor within the Continental United States) in the same operating order, repair, condition and appearance as on the Installation Date, reasonable wear and tear only excepted, with all engineering and safety changes prescribed by the manufacturer or Maintenance Organization incorporated therein. Lessee shall, prior to such termination, arrange and pay for any repairs, changes and manufacturer's certifications as are necessary to restore such equipment to reasonable working order. Lessee shall return all accessories supplied with the Equipment, including but not limited to all manuals, cables and software diskettes. Lessee shall promptly pay, after receipt of an invoice therefore, all costs and expenses pertaining to the replacement of any missing items and for the repair of any Equipment, together with any audit, inspection or certification charges reasonably incurred by Lessor.

6.	Leasehold Rights and Inspection:

(a) Lessee shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain personalty regardless of the manner in which it may be installed or attached. Lessee shall, at Lessor's request, affix to the Equipment, tags, decals or plates furnished by Lessor, indicating Lessor's ownership and Lessee shall not permit their removal or concealment. Lessee shall replace any such tag, decal or plate, which may be removed or destroyed or become illegible. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone claiming through Lessor.

(b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through the actions or omissions of Lessor. LESSEE SHALL NOT ASSIGN OR OTHERWISE ENCUMBER THIS LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

(c) Lessor or its agents shall have free access to the Equipment at all reasonable times for the purpose of inspection and for any other purpose contemplated by this Lease upon five (5) business days written notice, except that only two (2) days notice shall be required if Lessee is in default of its obligations under this Lease.

(d) Lessee shall immediately notify Lessor of all details concerning any damage to, or loss of, the Equipment arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Equipment.

7.	No Warranties By Lessor:

Lessee represents that, at the Installation Date thereof, it shall have (a) thoroughly inspected the Equipment; (b) determined for itself that all items of Equipment are of a size, design, capacity and manufacture selected by it; and (c) satisfied itself that the Equipment is suitable for Lessee's purposes. LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the manufacturer or to suppliers of the Equipment for any and all warranty claims and any and all warranties made by the manufacturer or the supplier of Lessor are, to the extent to which the same may be assignable, hereby assigned to Lessee for the term of the applicable Equipment Schedule. Lessee agrees that Lessor shall not be responsible for the delivery, installation, maintenance, operation or service of the Equipment or for delay or inadequacy of any or all of the foregoing. Lessor shall not be responsible for any direct or consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. Lessee will defend, indemnify and hold Lessor harmless against any and all claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment. To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a Lessee by Article 2A of the UCC and any rights now or hereinafter conferred by statute or otherwise that may limit or modify Lessor’s rights as described in this Section or other provisions of this Lease Agreement.

8.	Risk of Loss on Lessee:

(a) Beginning on the Installation Date thereof and continuing until the Equipment is either returned to Lessor or purchased by Lessee as provided in this Lease, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, howsoever caused. During the term of this Lease as to any Equipment Schedule, Lessee shall, at its own expense, keep in effect "all risk" property insurance and public liability insurance policies covering the Equipment designated in each Equipment Schedule. The public liability insurance policy shall be in such amount as is reasonably acceptable to Lessor. The "all risk" property insurance policy shall be for an amount not less than the replacement cost of the Equipment. Lessor, its successors and assigns and/or such other party as may be designated by any thereof to Lessee, in writing, shall be named as additional insureds and loss payees on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor no later than the Installation Date set forth in the Equipment Schedule(s) and, from time to time, thereafter as Lessor may request. Such policies shall provide that no less than ten days written notice shall be given Lessor and any other party named as loss payee prior to cancellation of such policies for any reason. To the extent of Lessor's interest therein, Lessee hereby irrevocably appoints Lessor or any other party named as loss payee as Lessee's attorney-in-fact coupled with an interest to make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any such claim for loss or damage under said insurance policies, and to endorse Lessee's name to any and all drafts or checks in payment of the loss proceeds.

(b) If any item of Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, Lessee shall give to Lessor immediate notice thereof and this Lease shall continue in full force and effect without any abatement of rental. Lessee shall determine, within thirty (30) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired. In the event Lessee determines that the item of Equipment cannot be repaired, Lessee shall either, at its expense, promptly replace such item of Equipment and convey title to such replacement to Lessor free and clear of all liens and encumbrances, and this Lease shall continue in full force and effect as though such damage or destruction had not occurred, or pay Lessor therefor in cash the Stipulated Loss Value (defined below) within forty-five (45) days of such loss or damage. "Stipulated Loss Value," as used herein, shall be an amount as shown on Exhibit A to the applicable Equipment Schedule. In the event Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired. All proceeds of insurance received by Lessor, the designated loss payee, or Lessee under the policy referred to in the preceding paragraph of this Section shall be applied toward the cost of any such repair or replacement.

9.	Events of Default and Remedies:

The occurrence of any one of the following shall constitute an Event of Default hereunder:

(a) Lessee fails to pay an installment of rent on or before the date when the same becomes due and payable and such failure continues for a period of ten (10) days;

(b) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

(c) Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for thirty (30) days after written notice thereof to Lessee by Lessor or the then assignee hereof;

(d) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition of bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of the petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

(e) Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated;

(f) Lessee defaults in the payment of any monetary obligation in excess of $25,000 with respect to a loan agreement or other indebtedness involving a total outstanding obligation in excess of $1,000,000 at the time of such default, and such default is not waived within fifteen days of the occurrence thereof, or within fifteen days after the application of any applicable grace or cure period, whichever is longer;

(g) Intentionally deleted.

(h) Lessee sells all or substantially all of its assets or consolidates with or merges into any other entity.

Upon the occurrence of an Event of Default, Lessor may at its option do any one or more of the following: (i) by notice to Lessee terminate this Lease as to any or all Equipment Schedules; (ii) whether or not this Lease is terminated as to any or all Equipment Schedules, take possession on not less than five (5) days' written notice of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lessor may cause Lessee and Lessee hereby agrees, to return said Equipment to Lessor as provided in this Lease; (iii) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, all past due amounts as well as an amount equal to the present value of all monies to be paid by Lessee during the remaining Initial Term or any successive period then in effect, calculated by discounting at the rate of nine percent (10%) per annum compounded monthly, which payment shall become immediately due and payable; and (iv) sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine (and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by Lessor).

In the event that Lessee shall have first paid to Lessor or its assigns the liquidated damages referred to in (iii) above, Lessee shall (except if Lessee has defaulted under Section 9 (e) or 9 (f) in which case Lessee’s rights shall be determined by applicable bankruptcy law) be entitled to purchase, for a period of thirty (30) days after any such payment is made, all of the equipment to which the liquidated damages payment applies at the fair market value of the equipment; provided, however, that such fair market value shall not exceed any limitation specified in the relevant Equipment Schedule. In the event that Lessee elects not to purchase any of the equipment to which the liquidated damages payment applies, Lessee shall thereafter be entitled to receive all rentals or proceeds received from any reletting or sale of the Equipment during the balance of the Initial Term (after deduction of Lessor's expected residual value of the Equipment at the expiration of the Initial Term or any extension thereof, which shall not be in excess of the limitations on the calculation of fair market value in any such Equipment Schedule covering the equipment in question, and of all expenses incurred in connection therewith) said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell the Equipment. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor or its assigns on account of such default including but not limited to all court costs and reasonable attorney's fees. Lessee hereby agrees that, in any event, it will be liable for any deficiency after any lease or other disposition of the Equipment. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

10.	Net Lease:

Except as otherwise specifically provided in this Lease, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease or the Equipment (including, but not limited to, equipment inspection, tagging, transportation in and out, rigging, manufacturer's approved packing, installation, certification costs and disconnect charges). Lessee hereby agrees that in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option, pay or perform said obligation and any payment made or expense incurred by Lessor in connection therewith shall become additional rent, which shall be due and payable by Lessee upon demand. Lessee acknowledges that Lessor may, from time to time, and at Lessee's request, execute and deliver purchase orders pertaining to the purchase of equipment to be leased pursuant to this Lease. Lessee agrees that it will indemnify and hold Lessor harmless from and against any and all loss, cost, liability and expense that Lessor may incur as a result of the execution and delivery of such purchase orders.

11.	Assignment:

Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title, and interest in, under or to the Equipment and this Lease and any or all sums due or to become due pursuant to any of the above, to any third party (the "Assignee") for any reason and that the Assignee may so re-assign and transfer. In the event of any such assignment of this Lease, Lessor agrees to promptly notify Lessee in writing of such assignment and provide appropriate contact information of such assignee within ten (10) days of the date of any such assignment. Lessee agrees that upon receipt of written notice from Lessor or Assignee of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and any successor assignee and, if so directed, shall pay all sums due or to become due thereunder directly to the Assignee or to any other party designated by the Assignee. Notwithstanding the foregoing, Lessor and any assignee hereunder acknowledge and agree that any failure by Lessor or any assignees under this Lease to promptly notify Lessee of any further assignments hereunder which have the result of delays in any payments or other obligations under this Lease shall not be deemed to be an Event of Default nor will any late fees be imposed until after any applicable cure periods have run from the date Lessee receives written notification of such assignment. Lessee hereby covenants, represents and warrants as follows and agrees that the Assignee and any successor assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Lessee's obligations hereunder are absolute and unconditional and are not subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee for any reason whatsoever including operation of law, defect in the Equipment, failure of Lessor or Assignee to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing; (ii) Lessee shall not look to Assignee or any successor assignee to perform any of Lessor's obligations hereunder; (iii) Lessee will not amend or modify this Lease without the prior written consent of the Assignee and any successor assignee; and (iv) Lessee will send a copy to Assignee and any successor assignee of each notice which Lessee sends to Lessor.

12.	Representations and Warranties of Lessee and Lessor:

Lessee represents and warrants to Lessor and its assigns, as follows:

1. The execution, delivery and performance of this Lease has been duly authorized and, upon execution by Lessor and Lessee, will constitute a valid obligation binding upon and enforceable against Lessee in accordance with its terms, subject to laws governing creditors' rights;

2. The performance by Lessee will not result in any breach, default or violation of, Lessee's certificate of incorporation or by-laws or any agreement to which Lessee is a party;

3. Lessee is in good standing in its jurisdiction of incorporation and in any jurisdiction in which any of the Equipment is to be located; and

4. Any and all financial statements or other information with respect to Lessee heretofore furnished by Lessee to Lessor was, when furnished, and remains at the time of execution of this Lease, true and complete.

Lessor represents and warrants to Lessee as follows:

1. The execution, delivery and performance of this Lease has been duly authorized and, upon execution by Lessor and Lessee, will constitute a valid obligation binding upon and enforceable against Lessor in accordance with its terms, subject to laws governing creditors' rights; and

2. The performance by Lessor will not result in any breach, default or violation of, Lessor's certificate of incorporation or by-laws or any agreement to which Lessor is a party;

The foregoing representations and warranties shall survive the expiration or termination of this Lease.

13.	End of Lease:

For each Equipment Schedule, Lessor agrees that it will provide written notice to Lessee at least one hundred and twenty (120) days prior to the end of such Equipment Schedule which notifies Lessee of the upcoming end of such Equipment Schedule and requests that Lessee select one of the end of lease options in accordance with the alternatives set forth on such Equipment Schedule. Provided (i) no Event of Default has occurred and is continuing and (ii) Lessee has made all payments in accordance with the Lease, upon written notice furnished by Lessee to Lessor no later than thirty (30) days after Lessor has provided written notice of the upcoming contractual end of an Equipment Schedule, Lessee shall, with respect to each Equipment Schedule elect only such alternatives as may be set forth on the Equipment Schedule. Notwithstanding the foregoing, if Lessee for any reason fails to notify the Lessor of its end of lease selection for any given Equipment Schedule (including as a result of Lessor’s failure to provide written notice as set forth in the first sentence of this Section 13), then the parties agree that Lessee shall have been automatically deemed to have selected end of lease option (c) with respect to such Equipment Schedule to extend the Initial Term for an additional six months at a Monthly Rental equal to 35% of the Monthly Rental paid by Lessee during the Initial Term. Notwithstanding the foregoing, if the Lessor fails to provide written notice as set forth in the first sentence of this Section 13 and the end of lease election automatically defaults to option (c), then the Lessee shall have the option select another end of lease alternative if it so chooses for a period of thirty (30) days from the date on which Lessee is first notified by Lessor that the Monthly Rental has been reset to a rate of 35% of the Monthly Rental paid by Lessee during the Initial Term.

To the extent that any of such alternatives involves a determination of Fair Market Value, the Fair Market Value shall be defined and determined by the provisions of this Section. For purposes hereof, Fair Market Value shall mean the amount that would obtain in a retail arm's length transaction between an informed and willing lessee-buyer in possession and an informed and willing lessor-seller. Rental charges previously paid pursuant to the applicable Equipment Schedule shall have no effect on the determination of Fair Market Value. Unless otherwise stated in the Equipment Schedule: the Fair Market Value for items set forth on the Equipment Schedule which do not have a readily ascertainable market value, (including but not limited to software, cabling and certain equipment) shall be determined by multiplying the Lessor's acquisition cost of such items by a fraction, the numerator of which shall be the Fair Market Value of the other items and the denominator of which shall be the Lessor's acquisition cost of such other items; and the determination of Fair Market Value shall be based upon the assumption that all items set forth on the Equipment Schedule or included with the Equipment may be transferred to, and used by, a third party user. In such determination, all alternative uses in the hands of each buyer or lessee, including, without limitation, the further leasing of the Equipment shall be taken into account in making such determination.

If, on or before a date which is sixty (60) days prior to the expiration of the Initial Term, Lessor and Lessee are unable to agree upon a determination of the Fair Market Value of the Equipment, the Fair Market Value (to be determined in accordance with the definition set forth in this Section) shall, upon written request by Lessee therefor, be conclusively established not less than thirty (30) days prior to the expiration of the Initial Term by an independent appraiser selected by Lessor. Lessor shall notify Lessee of the name and address of said appraiser. The costs of such appraiser shall be paid by Lessee within ten (10) days after receipt of an invoice therefor. The Lease, including the obligation to pay monthly rentals, shall remain in effect pending the determination of Fair Market Value; provided, however, beginning on the day after the expiration of the Initial Term of any given Equipment Schedule, the monthly rental for such Equipment Schedule will be reduced to 35% of the Monthly Rental amount paid by Lessee during the Initial Term pursuant to the automatic election of the Lessor described in the first paragraph of this Section 13.

14.	Miscellaneous:

(a) During the term of this Lease, Lessee hereby agrees to deliver to Lessor or Assignee and any successor assignee a copy of Lessee's quarterly unaudited financial statements, and the annual financial budget for the upcoming year as soon as available and as it may be adjusted during the year. Lessee shall also furnish, as soon as available and in any event within one hundred five (105) days after the last day of Lessee's fiscal year, a copy of Lessee's annual audited statements and consolidating and consolidated balance sheet, if any, as of the end of such fiscal year, accompanied by the opinion of an independent certified public accounting firm of recognized standing. Notwithstanding the forgoing, Lessor agrees that if such quarterly or annual financial information is available on the Securities and Exchange Commission’s website at www.sec.gov as part of the Edgar database, then such access shall be deemed to be compliance with the requirements of this paragraph. The Lessee shall furnish such other financial information as may be reasonably requested by Lessor, including but not limited to any material changes in budgets or financial reports furnished to the Lessee's Board of Directors or Shareholders.

(b) This Lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment, and except as agreed upon in writing no covenant, condition or other term or provision hereof may be waived or modified orally.

(c) All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by facsimile transmission (confirmed by registered mail as set forth in this section) to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice. Lessee shall notify Lessor of any change of address upon at least thirty (30) days prior written notice.

(d) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of Assignee).

(e) If any term or provision of this Lease or the application thereof to any person is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such provision to the person other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(f) No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor's knowledge of such prior existing breach at the time of acceptance of such rental payments. Where permitted by law, Lessee authorizes any attorney of record, Clerk of Court or Prothonotary of any state to appear for and confess judgment (a) against Lessee for all amounts as to which Lessee is in default under this Agreement and (b) against Lessee in any action for writ of replevin or possession of the Equipment. No bond shall be required.

(g) Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code Financing Statements to be filed or recorded for the purpose of showing Lessor's interest in the Equipment and Lessee agrees that Lessor may execute such instruments for and on behalf of Lessee. All filing fees reasonably incurred by Lessor in connection therewith and filing fees incurred by Lessor's assignees in perfecting security interests shall be paid by Lessee or reimbursed to Lessor by Lessee.

(h) No consent or approval provided for herein shall be binding upon Lessor unless signed on its behalf by an officer of Lessor. THIS LEASE AND EACH EQUIPMENT SCHEDULE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CONNECTICUT AND SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF SUCH STATE. The Lessee accepts for itself the non-exclusive jurisdiction of any Federal or State court of competent jurisdiction in the State of Connecticut in any action, suit or proceeding of any kind against it which arises out of or by reason of this Lease or any Equipment Schedule.

(i) Lessee acknowledges that the late payment by Lessee to Lessor of monthly rental and other sums due hereunder will cause Lessor harm and to incur costs not contemplated by this Lease, the precise amount and severity of which will be difficult to ascertain. Such costs include, but are not limited to, administrative, accounting and legal charges which Lessor may incur due to such late payment. Accordingly, if any monthly rent or any other sum due from Lessee shall not be received by Lessor or Lessor's assignee within thirty (30) days after the same is due, Lessee shall pay to Lessor or Lessor's assignee a late charge equal to five per cent (5%) of such overdue amount monthly until such overdue amount is paid. Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of a late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default, if any, with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies which Lessor may have pursuant to this Lease.

(j) The obligations which Lessee is required to perform during the term of this Lease shall survive the expiration or other termination of this Lease.

(k) Lessee will promptly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may reasonably request in order to effectuate the intent and purpose of this Lease and to establish and protect the rights, interests and remedies intended to be created in favor of Lessor hereunder, including without limitation, the execution and filing of financing statements and continuation statements with respect to this Lease, the Equipment and any Equipment Schedule. Lessee authorizes Lessor to effect any such filing and Lessor's reasonable expenses (together with the reasonable expenses of Lessor's assignees in this regard) shall be payable by Lessee on demand.

LESSOR:		LESSEE:

Leasing Technologies International, Inc.		NeoGenomics, Inc.

BY:	/s/ Richard Livingston	BY:	/s/ Robert P. Gasparini

NAME:	Richard Livingston	NAME:	Robert P. Gasparini

TITLE:	Vice President	TITLE:	President & Chief Scientific Officer

DATE:	November 5, 2008	DATE:	November 5. 2008

COUNTERPART NO. ___ OF ___ EXECUTED COUNTERPARTS.  TO THE EXTENT THAT THIS LEASE AGREEMENT SHALL CONSTITUTE CHATTEL PAPER, NO SECURITY INTREST HEREIN MAY BE CREATED OR PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.